As filed with the U.S. Securities and Exchange Commission on January 2, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Precidian ETFs Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

Precidian ETFs Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
BP p.l.c. ADRhedged™	Cboe BZX Exchange, Inc.
GSK plc ADRhedged™	Cboe BZX Exchange, Inc.
Novo Nordisk A/S (B Shares) ADRhedged™	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171987

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the BP p.l.c. ADRhedged™, GSK plc ADRhedged™, and Novo Nordisk A/S (B Shares) ADRhedged™, each a series of Precidian ETFs Trust (“the Trust”) to be registered is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 173 under the Securities Act of 1933, as amended and Amendment No. 174 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-171987 and 811-22524), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on September 20, 2024.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
BP p.l.c. ADRhedged™	99-4203954
GSK plc ADRhedged™	99-4226016
Novo Nordisk A/S (B Shares) ADRhedged™	99-4249545

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Post-Effective Amendment No. 173 to the Trust’s Registration Statement on Form N-1A (File Nos 333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.
2.	The Trust’s Second Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 173 to the Registrant’s Registration Statement on Form N-1A (333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.
3.	The Trust’s Amended By-Laws are included as Exhibit (b)(1) to Post-Effective Amendment No. 173 to the Registrant’s Statement on Form N-1A (333-171987; 811-22524) as filed on September 20, 2024 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 2, 2025	Precidian ETFs Trust

	By:	/s/ Karen Shupe